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                                                                  EXHIBIT 1



                          ARTICLES OF INCORPORATION

                                     OF

                        BREMER INVESTMENT FUNDS, INC.

     The undersigned sole incorporator, being at least eighteen years of age, hereby adopts the following Articles of Incorporation for the purpose of forming a Maryland corporation under the general laws of the State of Maryland:

                                  ARTICLE I

     The name of the corporation (hereinafter called the "Corporation") is:

                         Bremer Investment Funds, Inc.

                                 ARTICLE II

     The period of existence of the Corporation shall be perpetual.

                                 ARTICLE III

     The purposes for which the Corporation is formed are to engage in any lawful business for which corporations may be organized under the Maryland General Corporation Law.

                                 ARTICLE IV

     A. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares, all with a par value of One Hundredth of a Cent ($.0001) per share, to be known and designated as "Common Stock." The aggregate par value of the authorized shares of the Corporation is Fifty Thousand Dollars ($50,000). The Board of Directors of the Corporation (the "Board of Directors" or the "Board") may increase or decrease the aggregate number of authorized shares of Common Stock pursuant to
Section 2-105 of the Maryland General Corporation Law or any successor provision thereto. The Board of Directors of the Corporation may classify or reclassify any unissued shares of Common Stock into a class or series thereof and may designate or redesignate the name of any class or series of outstanding Common Stock. The Board of Directors may fix the number of shares of Common Stock in any such class and, except as specifically set forth in these Articles of Incorporation, may set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of any class of unissued shares of Common Stock. A total of One Hundred Million (100,000,000) shares shall initially be classified as "Class A Common Stock" (the "Growth Stock Fund" or such other name designated by the Corporation's Board of Directors) and One Hundred Million (100,000,000) shares shall be classified as "Class B Common Stock" (the "Bond Fund" or such


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other name designated by the Corporation's Board of Directors).  The remaining
Three Hundred Million (300,000,000) shares shall initially be unclassified shares.

     B. The shares of each class of Common Stock may be further classified by the Board of Directors into one or more series with such relative rights and preferences as shall be contained in Articles Supplementary filed with the State Department of Assessments and Taxation of the State of Maryland. All series of a particular class of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights of any other shares of such class, except that the shares of each series within a class may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940, as amended (the "Act") and rules of the National Association of Securities Dealers, Inc. ("NASD"), expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Corporation in accordance, to the extent applicable, with the Act, which charges and expenses may differ from those applicable to another series within such class, and all the charges and expenses to which a series is subject shall be borne by such series and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of, the shares of such series.

     C. Notwithstanding the authority granted to the Board of Directors of the Corporation with respect to the designation, classification and reclassification of the unissued shares of Common Stock, each class of Common Stock shall have the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption:

     1. Each holder of shares of Common Stock, irrespective of the class, shall be entitled to one (1) vote for each full share (and a fractional vote for each fractional share) then standing in his, her or its name on the books of the Corporation; provided, however, that shares of any class of Common Stock owned, other than in a fiduciary capacity, by the Corporation or by another corporation in which the Corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote of such corporation, shall not be voted at any meeting of stockholders.
On any matter submitted to a vote of stockholders all shares of the Corporation's Common Stock then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class, except that: (a) when otherwise expressly provided by the Maryland General Corporation Law, the Act and the regulations thereunder, or other applicable law, shares shall be voted by individual class; and (b) when the matter to be acted upon does not affect any interest of a particular class of the Corporation's Common Stock, then only shares of the affected class shall be entitled to vote thereon. At all elections of directors of the Corporation, each stockholder shall be entitled to vote the shares owned of record by him, her or it for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.



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     2. All consideration received by the Corporation for the issue or sale of shares of any class of the Corporation's Common Stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any such funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of the Corporation's Common Stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such class. Any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily attributable to any particular class of the Corporation's Common Stock shall be allocable among any one or more of the classes of the Corporation's Common Stock in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

     3. The assets belonging to any class of the Corporation's Common Stock shall be charged with the liabilities in respect of such class of the Corporation's Common Stock, and shall also be charged with the share of the general liabilities of the Corporation allocated to such class determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to: (a) the amount of such liabilities, including the amount of accrued expenses and reserves; (b) any allocation of the same to a given class; and (c) whether the same are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" such class. Any liabilities which are not readily attributable to any particular class of the Corporation's Common Stock shall be allocable among any one or more of the classes of the Corporation's Common Stock in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

     4. Shares of a class of the Corporation's Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class; provided, however, that dividends and distributions on shares of a class of the Corporation's Common Stock shall be paid only out of the lawfully available assets belonging to such class and as such phrase is defined in this Article IV.

     5. In the event of the liquidation or dissolution of the Corporation, stockholders of a class of the Corporation's Common Stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class, the assets belonging to such class, and the assets so distributable to the holders of any class of the Corporation's Common Stock shall be distributed among such holders in proportion to the number of




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shares of such class of the Corporation's Common Stock held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of the Corporation's Common Stock and available for distribution, such distribution shall be made to the holders of all classes of the Corporation's Common Stock in proportion to the net asset value of the respective class of the Corporation's Common Stock determined as set forth in the Bylaws of the Corporation (the "Bylaws").

     6. Each share of each class of Common Stock of the Corporation now or hereafter issued shall be subject to redemption by the stockholders of the Corporation and, subject to the suspension of such right of redemption as provided in the Bylaws, each holder of shares of any class of Common Stock of the Corporation, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer and after complying with any other redemption procedures established by the Board of Directors, shall be entitled to require the Corporation to redeem all or any part of the shares of such class of Common Stock standing in the name of such holder on the books of the Corporation at the net asset value of such shares. In the event that no certificates have been issued to the holder, the Board of Directors may require the submission of a stock power with an appropriate signature guarantee. All shares of any class of its Common Stock redeemed by the Corporation shall be deemed to be cancelled and restored to the status of authorized but unissued shares. The method of computing the net asset value of shares of each class of Common Stock of the Corporation for purposes of the issuance and sale, or redemption thereof, as well as the time as of which such net asset value shall be computed, shall be as set forth in the Bylaws. Payment of the net asset value of each share of each class of Common Stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven (7) days after surrender of such stock to the Corporation for such purpose, or within such other reasonable period as may be determined from time to time by the Board of Directors. The Board of Directors of the Corporation may, upon reasonable notice to the stockholders of the Corporation, impose a fee for the privilege of redeeming shares, such fee to be not in excess of one percent (1%) of the proceeds of any such redemption. The Board shall have discretionary authority to rescind the imposition of any such fee and to reimpose the redemption fee from time to time upon reasonable notice. Any fee so imposed shall be uniform as to all stockholders.

     7. All shares of Common Stock now or hereafter authorized shall be subject to redemption and be redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares of any class (or series thereof) upon the sending of written notice thereof to each stockholder any of whose shares of that class (or series thereof) are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at a redemption price per share based on the net asset value per share of that class (or series thereof) determined in accordance with the Bylaws and to take all other steps deemed necessary or advisable in connection therewith. The Corporation shall have the right to require the redemption of all shares owned or held by any one stockholder and having an aggregate net asset value,



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as determined at any time in accordance with the Bylaws, of less than $500.00, or such other minimum as the Board of Directors may from time to time establish in its discretion.

     8. The Board of Directors may by resolution from time to time authorize the repurchase by the Corporation, either directly or through an agent, of shares of any class upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, out of funds legally available therefor, at prices per share not in excess of the net asset value per share of that class determined in accordance with the Bylaws and to take all other steps deemed necessary or advisable in connection therewith.

     9. Subject to compliance with the requirements of the Act, the Board of Directors shall have the authority to provide that shares of any series shall be convertible (automatically, optionally, or otherwise) into shares of one or more other series in accordance with such requirements and procedures as may be established by the Board of Directors.

     10. Each holder of shares of the Corporation's Common Stock, irrespective of the class, may, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer and after complying with any other conversion procedures established by the Board of Directors, convert such shares into shares of any other class of the Corporation's Common Stock on the basis of their relative net asset values (determined in accordance with the Bylaws) less a conversion charge or discount determined by the Board of Directors. Any fee so imposed shall be uniform as to all stockholders.

     11. No holder of shares of any class of Common Stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class of the Common Stock of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of any class of Common Stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     D. The Corporation shall not be obligated to issue certificates representing shares of any class or series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

                                  ARTICLE V

     The number of directors constituting the Board of Directors shall initially be six (6) and the names of the initial directors are John M. Bishop, John V. Botsford, John J. Feda, Steven A. Laraway, William H. Lipschultz and Daniel C. Reardon. Thereafter, the number of directors shall be such number as is fixed from time to time by the Bylaws.




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                                 ARTICLE VI

     The Corporation reserves the right to enter into, from time to time, investment advisory and administration agreements providing for the management and supervision of the investments of the Corporation, the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property and the furnishing of clerical and administrative services to the Corporation. Such agreements shall contain such other terms, provisions and conditions as the Board of Directors of the Corporation may deem advisable and as are permitted by the Act.

     The Corporation may designate custodians, transfer agents, registrars and/or disbursing agents for the Common Stock and assets of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such custodian, transfer agent, registrar and/or disbursing agent.

                                 ARTICLE VII

     The following provisions define, limit and regulate the powers of the Corporation, the Board of Directors and the stockholders:

     A. The Corporation may issue and sell shares of any class of its own Common Stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the laws of the State of Maryland, the Bylaws and these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the consideration per share to be received by the Corporation upon the sale of any shares of any class of its Common Stock shall not be less than the net asset value per share of such class of Common Stock outstanding at the time as of which the computation of said net asset value shall be made.

     B. The Board of Directors may, in its sole and absolute discretion, reject in whole or in part orders for the purchase of shares of any class of Common Stock and may, in addition, require such orders to be in such minimum amounts as it shall determine.

     C. The holders of any fractional shares of any class of Common Stock shall be entitled to the payment of dividends on such fractional shares, to receive the net asset value thereof upon redemption, to share in the assets of the Corporation upon liquidation and to exercise voting rights with respect thereto.

     D. The Board of Directors shall have full power in accordance with good accounting practice: (a) to determine what receipts of the Corporation shall constitute income available for payment of dividends and what receipts shall constitute principal and to make such allocation of any particular receipt between principal and income as it may deem proper; and (b) from time to time, in its discretion (i) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments or governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority



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therein) shall be charged to or paid from principal or income or both, and (ii)
to apportion any and all of said expenses and outlays, including taxes, between principal and income.

     E. The Board of Directors shall have the power to determine from time to time whether and to what extent and at what time and places and under what conditions and regulations the books, accounts and documents of the Corporation or any of them, shall be open to the inspection of stockholders, except as otherwise provided by applicable law; and except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

                                ARTICLE VIII

     A. Each present or former director, officer, agent and employee of the Corporation or any predecessor or constituent corporation, and each person, who, at the request of the Corporation, serves or has served another business enterprise in any such capacity, and the heirs and personal representatives of each of the foregoing shall be indemnified by the Corporation to the fullest extent permitted by Maryland law against all expenses, including without limitation amounts of judgments, fines, amounts paid in settlement, attorneys' and accountants' fees, and costs of litigation, which shall necessarily or reasonably be incurred by him or her in connection with any action, suite or proceeding to which he or she was, is or shall be a party, or with which he or she may be threatened, by reason of his or her being or having been a director, officer, agent or employee of the Corporation or such predecessor or constituent corporation or such business enterprise, whether or not he or she continues to be such at the time of incurring such expenses. Such indemnification may include without limitation the purchase of insurance and advancement of any expenses, and the Corporation shall be empowered to enter into agreements to limit the liability of directors and officers of the Corporation. No indemnification shall be made in violation of the Maryland General Corporation Law or the Act.

     B. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The foregoing shall not be construed to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such office.



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                                 ARTICLE IX

     The address of the principal office of the Corporation in Maryland is Bremer Investment Funds, Inc., c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                                  ARTICLE X

     The name and address of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

     The resident agent is a corporation organized under the laws of the State of Maryland.

                                 ARTICLE XI

     The name and address of the sole incorporator is:


     Name                       Address

     Christopher C. Cleveland   Briggs and Morgan, Professional Association
                                2400 IDS Center
                                80 South Eighth Street
                                Minneapolis, Minnesota  55402

     IN WITNESS WHEREOF, the undersigned incorporator who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

     Dated this 23rd day of August 1996.




                                        /s/ Christopher C. Cleveland
                                        ----------------------------
                                        Christopher C. Cleveland
                                        Sole Incorporator





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